EXHIBIT 21

LIST OF SUBSIDIARIES

NAME                                                                   JURISDICTION OF INCORPORATION

 AvTel Holdings, Inc.                                                               California

 CW Electronic Enterprises, Inc.                                               Illinois

 Digital Media International, Inc.                                               Pennsylvania

 DNS Communications, Inc.                                                     Texas

 NetLojix Telecom, Inc.                                                           Delaware

 Remote Lojix/PCSI, Inc.                                                        New York

 Remote Lojix of Connecticut, Inc.                                          Connecticut

 Remote Lojix Technology Partners, Inc.                                  New York

 Smith Technology Solutions, Inc.                                             California

 Westnet Communications, Inc.                                                California